AVERAGE ANNUAL RETURN COMPUTATION

                  The Average Annual Return for each Portfolio
                was computed according to the following formula:

                                    n
  FORMULA:    P(1+T)  =          ERV

    Where:          P =          a hypothetical investment of $1,000

                    T =          average annual total return

                    n =          number of years

                  ERV = Ending Redeemable Value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year (or other) periods at the end of the 1, 5, or 10 year (or other) periods (or fractional portion thereof)

                                                                         ENDING              AVERAGE
                                      PERIOD                           REDEEMABLE          ANNUAL RATE
PORTFOLIO                             COVERED                            VALUE              OF RETURN            FORMULA *
---------                             -------                          ----------          -----------           ---------

CLASS A:

ALGER SMALL                1/1/97 (commencement of
  CAPITALIZATION:            operations) through 4/30/97**                 837.70             -16.23       @RATE(837.70,1000,1)


ALGER GROWTH:              1/1/97 (commencement of
                             operations) through 4/30/97**                 981.89              -1.81       @RATE(981.89,1000,1)


ALGER BALANCED:            1/1/97 (commencement of
                             operations) through 4/30/97**                 978.37              -2.16       @RATE(978.37,1000,1)


ALGER MIDCAP GROWTH:       1/1/97 (commencement of
                             operations) through 4/30/97**                 910.21              -8.98       @RATE(910.21,1000,1)


ALGER CAPTIAL              1/1/97 (commencement of
   APPRECIATION              operations) through 4/30/97**                 956.91              -4.31       @RATE(956.91,1000,1)


CLASS B:

ALGER SMALL
  CAPITALIZATION:          10 YEARS ENDED 4/30/97                        3,886.09              14.54       @RATE(3886.09,1000,10)

                           5 YEARS ENDED 4/30/97                         1,767.00              12.06       @RATE(1767.00,1000,5)

                           YEAR ENDED 4/30/97                              789.32             -21.07       @RATE(789.32,1000,1)


ALGER GROWTH:              10 YEARS ENDED 4/30/97                        3,679.65              13.91       @RATE(3679.65,1000,10)

                           5 YEARS ENDED 4/30/97                         2,212.76              17.22       @RATE(2212.76,1000,5)

                           YEAR ENDED 4/30/97                            1,017.46               1.75       @RATE(1017.46,1000,1)


ALGER BALANCED:            6/1/92 (commencement of
                             operations) through 4/30/97***              1,490.55               8.46       @RATE(1490.55,1000,4.92)

                           YEAR ENDED 4/30/97                              992.76              -0.72       @RATE(992.76,1000,1)


ALGER MIDCAP GROWTH:       5/24/93 (commencement of
                             operations) through 4/30/97****             2,001.63              19.28       @RATE(2001.63,1000,3.94)

                           YEAR ENDED 4/30/97                              903.52              -9.65       @RATE(903.52,1000,1)


ALGER CAPTIAL              11/1/93 (commencement of
   APPRECIATION:             operations) through 4/30/97*****            2,219.40              25.61       @RATE(2219.40,1000,3.50)

                           YEAR ENDED 4/30/97                              930.78              -6.92       @RATE(930.78,1000,1)

                           * LOTUS 123 @RATE FUNCTION:

                           @RATE(FV,PV,TERM) The periodic interest rate necessary for present value "pv", to grow to future
                           value "fv", over the number of compounding periods in "term".

                           **  Not annualized.

                           *** Period equals 4.92 years.

                           **** Period equals 3.94 years.

                           ***** Period equals 3.50 years.